[LETTERHEAD OF UNION CAMP]

                                                          FOR IMMEDIATE RELEASE


                             UNION CAMP CORPORATION
                         RENEWS SHAREHOLDER RIGHTS PLAN


Wayne, N.J., Dec. 1, 1995 -- Union Camp Corporation announced today that its Board of Directors has renewed the company's Shareholder Rights Plan, effective at the close of business February 26, 1996. The Shareholder Rights Plan will replace Union Camp's existing Plan, which was adopted in 1986 and expires February 26, 1996.
         The rights under the Plan will be initially evidenced by each share of Union Camp common stock. The rights will be triggered after a person or group acquires beneficial ownership of 15 percent or more of the common stock without prior approval of Union Camp's Board of Directors. The rights will expire on February 26, 2006.
         The Board of Directors also adopted an amendment to Union Camp's By-Laws providing that Article 14.1 of the Virginia Stock Corporation Act relating to "control share acquisitions" does not apply to acquisitions of shares of Union Camp's common stock. Consequently, shares acquired in a control share acquisition will continue to have voting rights.
         Union Camp, based in Wayne, N.J., is a leading manufacturer of paper, packaging, chemicals and wood products and ranks among the nation's 200 largest industrial firms.
                                      ###


srp